Exhibit 10.06






                                SCANA CORPORATION

                           SUPPLEMENTARY KEY EXECUTIVE
                             SEVERANCE BENEFITS PLAN



                                 effective as of
                                December 17, 1997







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                                SCANA CORPORATION

                           SUPPLEMENTARY KEY EXECUTIVE
                             SEVERANCE BENEFITS PLAN



                                TABLE OF CONTENTS



SECTION 1.  ESTABLISHMENT AND PURPOSE...............................  1
         1.1      Establishment of the Plan.........................  1
         1.2      Description of the Plan...........................  1
         1.3      Purpose of the Plan...............................  1

SECTION 2.  DEFINITIONS.............................................  2
         2.1      Definitions.......................................  2
         2.2      Gender and Number.................................  7

SECTION 3.   ELIGIBILITY AND PARTICIPATION..........................  8
         3.1      Eligibility.......................................  8
         3.2      Termination of Participation......................  8

SECTION 4.   BENEFITS...............................................  9
         4.1      Right to SKESBP Benefits..........................  9
         4.2      Qualifying Termination............................  9
         4.3      Description of SKESBP Benefits....................  9
         4.4      Termination for Total and Permanent Disability.... 11
         4.5      Termination for Retirement or Death............... 11
         4.6      Termination for Cause or by Participant Other
                    Than for Good Reason                             11
         4.7      Notice of Termination............................. 11
         4.8      Participant's Obligations......................... 12
         4.9      Termination for Just Cause........................ 12
         4.10     Form and Timing of SKESBP Benefits................ 12
         4.11     Tax Indemnity or "Gross-Up Payment.".............. 12
         4.12     Tax Computation................................... 12
         4.13     Subsequent Recalculation of Plan Liability........ 13
         4.14     Benefits Under Other Plans........................ 13


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SECTION 5.  BENEFICIARY DESIGNATION................................. 14
         5.1      Designation of Beneficiary........................ 14
         5.2      Death of Beneficiary.............................. 14
         5.3      Ineffective Designation........................... 14

SECTION 6.  GENERAL PROVISIONS...................................... 16
         6.1      Contractual Obligation............................ 16
         6.2      Unsecured Interest................................ 16
         6.3      "Rabbi" Trust..................................... 16
         6.4      Successors........................................ 16
         6.5      Employment/Participation Rights................... 17
         6.6      Nonalienation of Benefits......................... 17
         6.7      Severability...................................... 18
         6.8      No Individual Liability........................... 18
         6.9      Applicable Law.................................... 18
         6.10     Legal Fees and Expenses........................... 18
         6.11     Arbitration....................................... 18

SECTION 7.  PLAN ADMINISTRATION, AMENDMENT AND TERMINATION.......... 19
         7.1      In General........................................ 19
         7.2      Claims Procedure.................................. 19
         7.3      Finality of Determination......................... 19
         7.4      Delegation of Authority........................... 19
         7.5      Expenses.......................................... 19
         7.6      Tax Withholding................................... 19
         7.7      Incompetency...................................... 19
         7.8      Action by Corporation............................. 20
         7.9      Notice of Address................................. 20
         7.10     Amendment and Termination......................... 20

SECTION 8.  EXECUTION................................................22

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                                SCANA CORPORATION

                           SUPPLEMENTARY KEY EXECUTIVE
                             SEVERANCE BENEFITS PLAN


                      SECTION 1. ESTABLISHMENT AND PURPOSE


1.1 Establishment of the Plan. SCANA Corporation, a South Carolina corporation, hereby establishes a severance plan to be known as the "SCANA Corporation Supplementary Key Executive Severance Benefits Plan" (hereinafter referred to as the "SKESB" or "Plan"), as set forth in this document. The Plan is hereby adopted as of December 17, 1997.

1.2 Description of the Plan. This Plan is intended to constitute a severance benefits plan which is unfunded and established primarily for the purpose of providing severance benefits for a select group of management or highly compensated employees.

1.3 Purpose of the Plan. The purpose of this Plan is to advance the interests of the Company by providing highly qualified Company executives and other key personnel with an assurance of equitable treatment in terms of compensation and economic security and to induce continued employment with the Company in the event of certain spin-offs, divestitures, or an acquisition or other Change in Control. The Corporation believes that an assurance of equitable treatment will enable valued executives and key personnel to maintain productivity and focus during a period of significant uncertainty inherent in such situations and that a severance compensation plan of this kind will aid the Company in attracting and retaining the highly qualified professionals who are essential to its success.

                             SECTION 2. DEFINITIONS

2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided herein or unless a different meaning is plainly required by the context, and when the defined meaning is intended, the term is capitalized:

         (a) "Base Salary" means the base rate of compensation payable to a Participant as annual salary, not reduced by any pre-tax deferrals under any tax-qualified plan, non-qualified deferred compensation plan, or cafeteria plan (under Section 125 of the
                  Code) maintained by the Company, but excluding amounts received or receivable under all incentive or other bonus plans.

         (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         (c) "Beneficiary" means any person or entity who, upon the Participant's death, is entitled to receive the Participant's benefits under the Plan in accordance with Section 5 hereof.

         (d)      "Board" means the Board of Directors of SCANA Corporation.

         (e) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                  i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of twenty five percent (25%) or more of the combined voting power of the
                           outstanding   shares   of   capital   stock   of  the
                           Corporation;

                  ii) During any period of two (2) consecutive years (not including any period prior to December 18, 1996) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

                  iii) The issuance of an Order by the Securities and Exchange Commission (SEC), under Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), authorizing a third party to acquire five percent (5%) or more of the Corporation's voting shares of capital stock;

     iv) The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting shares of capital stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of capital stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting shares of capital stock of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

                  v) The shareholders of the Corporation approve a plan of complete liquidation, or the sale or disposition of South Carolina Electric & Gas Company (hereinafter SCE&G), South Carolina Pipeline Corporation, or any subsidiary of the Corporation designated by the Board of Directors of SCANA as a "Material Subsidiary," but such event shall represent a Change in Control only with respect to a Participant who has been exclusively assigned to SCE&G, South Carolina Pipeline Corporation, or the affected Material Subsidiary.

         (f)      "Code" means the Internal Revenue Code of 1986, as amended.

         (g) "Committee" means the Management Development and Corporate Performance Committee of the Board.

         (h) "Company" means the Corporation and any subsidiaries of the Corporation and their successor(s) or assign(s) that adopt this Plan through execution of agreements with any of their Employees or otherwise.

         (i)   "Corporation"   means  SCANA   Corporation,   a  South   Carolina
corporation, or any successor thereto.

         (j) "Effective Date of Termination" means the date on which a Qualifying Termination occurs which triggers SKESBP Benefits hereunder.

         (k) "Eligible Employee" means an Employee who is employed by the Company in a high-level management or administrative position, including employees who also serve as officers of the Company, as determined under the SCANA Corporation Key Executive Severance Benefits Plan.

         (l) "Employee" means a person who is actively employed by the Company and who falls under the usual common law rules applicable in determining the employer-employee relationship.

         (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (n)      "Good  Reason"  means,   without  the  Participant's   written
                  consent, the occurrence after a Change in Control of the Company of any one or more of the following:

     (i) The assignment of a Participant to duties inconsistent with his/her duties, responsibilities, and status as an officer of the Company or reduction or alteration in the nature or status of his/her responsibilities from those in effect as of ninety (90) days prior to the effective date of the Change in Control. A record, called "Exhibit A (of the KESB)," of each Plan Participant's responsibilities, duties, and status as an officer shall be maintained as a point of reference for the purpose of identifying changes in these responsibilities, duties and status as an officer that would constitute "Good Reason;"

                  (ii)     A reduction  by the Company in a  Participant's  Base
                           Salary   as  in   effect   30  days   prior   to  the
                           identification of a Potential Change in Control;

                  (iii) The Company's requiring a Participant to be based at a location in excess of twenty-five (25) miles from the location where a Participant is based as of the Effective Date of this Plan;

     (iv) The failure of the Company to continue in effect any annual or long-term incentive program for officers which is in effect as of the effective date of the Change in Control, or any of the Company's employee benefit plans, policies, practices, or arrangements in which the Participant participates, unless similar plans of equal value are established in their place, or the failure by the Company to continue the Participant's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of the Participant's participation relative to other participants, as existed as of the date of the Change in Control;

                  (v) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Plan, as contemplated in
                           Section 6.3 herein; and

                  (vi)     Any  purported  termination  by  the  Company  of the
                           Participant's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4.7 herein, and for purposes of this Plan, no such purported termination shall be effective.

                  A Participant's right to terminate his/her employment for Good Reason shall not be affected by his/her incapacity due to physical or mental illness. A Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

         (o)      "Just Cause" means any one or more of the following:

                  (i) Willful and continued failure by a Participant to substantially perform his/her duties with the Company (other than any such failure resulting from a Qualifying Termination), after a demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed his/her duties, and the Participant has failed to resume substantial performance of his/her duties on a continuous basis within fourteen (14) days of receiving such demand;

                  (ii) The willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

                  (iii) A Participant's conviction of a felony or conviction of a misdemeanor which impairs his/her ability substantially to perform his/her duties with the Company.

                  For purposes of this Section 2.1(o), no act, or failure to act, on a Participant's part shall be deemed "willful" unless done, or omitted to be done, by a Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company.

         (p) "Material Subsidiary" means any subsidiary of SCANA designated by the SCANA Board of Directors as a Material Subsidiary for purposes of Section 2.1(e)(v).

         (q) "Participant" means an individual satisfying the eligibility requirements of Section 3.

         (r) "Person" means any individual as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

         (s) "Plan" means the SCANA Corporation Supplementary Key Employee Severance Benefits Plan, as herein described.

         (t) "Potential Change in Control" means and includes the event of any one or more of the following occurrences:

     i) The Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation;

     ii) Any person including the Corporation publicly announces an intention to take or to consider taking actions which if consummated, would constitute a Change of Control of the Corporation;

     iii) Any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation (or corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), becomes the beneficial owner (as defined in Rule 13d-3 of the General Rules and Regulations of the Exchange Act), directly or indirectly, of securities of the Corporation representing eight and one-half percent (8.5%) or more of the combined voting power of the Corporation's then outstanding securities;

     iv)  The  filing  of an  application  by a third  party  with the SEC under
          Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended, for authorization to acquire shares so as to hold, own or control, directly or indirectly, five percent (5%) or more of the voting stock of the Corporation; or

     v) The Board adopts a resolution to the effect that for purposes of the SCANA Corporation Executive Benefit Plan Trust and affected plans, a Potential Change in Control has occurred.

         (u)      "Qualifying  Termination" means any of the events described in
                  Section 4.2 herein, the occurrence of which triggers the payment of SKESBP Benefits hereunder.

         (v) "Retirement" means the Retirement of a Participant at the "normal retirement age," as defined in the Company's Tax Qualified Retirement Plan, as of the Effective Date, or in accordance with any Retirement arrangement established with the Participant's consent with respect to the Participant.

         (w) "SKESBP Benefit" means the benefits as provided in Section 4.3 herein.

         (x) "Total and Permanent Disability" means a physical or mental condition which:

                  (i) Renders a Participant unable to discharge his/her normal work responsibility with the Company and which, in the opinion of a licensed physician selected by the Participant, based upon significant medical evidence, can be reasonably expected to continue for a period of at least one (1) year; or

                  (ii) Causes a Participant to be absent from the full-time performance of his/her duties with the Company for six (6) consecutive months and, within thirty (30) days after the Company delivers to the Participant written notice of termination, the Participant does not return to the full-time performance of his/her duties.

2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine and the feminine shall include the masculine, and the use of any term herein in the singular may also include the plural and the plural shall include the singular.


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 SECTION 3.   ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. An Eligible Employee who is a Participant for purposes of the SCANA Corporation Key Employee Severance Benefits Plan shall be a Participant automatically for purposes of this Plan.

3.2 Termination of  Participation.  A Participant in this Plan under  subsection
3.1 above shall remain covered hereunder until the date upon which his employment terminates for any reason and, thereafter, so long as any benefits are payable from this Plan.

 SECTION 4.   BENEFITS

4.1 Right to SKESBP Benefits. A Participant shall be entitled to receive from the Company SKESBP Benefits as described in Section 4 herein, if there has been a Change in Control of the Company and if, within twenty-four (24) calendar months thereafter, the Participant's employment with the Company shall end for any reason specified in
         Section 4.2 herein as being a Qualifying Termination.

4.2 Qualifying Termination. Subject to the terms of this Plan, the occurrence of any one (1) of the following events within twenty-four
         (24) calendar months after a Change in Control of the Company shall trigger the payment of SKESBP Benefits under this Plan:

         (a) An involuntary termination of a Participant's employment with the Company without Just Cause; or

         (b) A voluntary termination of a Participant's employment with the Company for Good Reason.

         A termination of a Participant's employment with the Company by reason of death, Total and Permanent Disability, Retirement, a voluntary termination by the Participant without Good Reason, or an involuntary termination by the Company for Just Cause shall not entitle a Participant to receive SKESBP Benefits hereunder.

         In the event a successor company fails or refuses to assume the Company's obligations under this Plan on or before the effective date of a Change in Control, as required by Section 6.4 herein, or in the event the Company or a successor company breaches any provision of this Plan, each Participant shall be paid the SKESBP Benefits described herein, as if a qualifying employment termination had occurred on the effective date of the Change in Control.

         Notwithstanding the above, a Participant shall not be considered to have terminated his/her employment solely by reason of his/her transfer to a corporation whose stock was acquired from the Company in a transaction intended to qualify for tax-free treatment under Section 355 of the Code.

4.3 Description of SKESBP Benefits. If a Participant becomes entitled to receive SKESBP Benefits, the Company shall pay to such Participant and provide him/her with the following benefits, as determined by the Committee (or, for purposes of this Section 4, its designee) subject to the tax "gross-up" payment described in Section 4.11 and Section 4.12 and the reduction for benefits described in Section 4.3(i):

         (a) An amount equal to three (3) times the sum of: (1) the Participant's annual Base Salary in effect as of the Change in Control, and (2) the greater of the Participant's full targeted annual incentive opportunity in effect as of the Change in Control or the Participant's average actual bonus received during the prior three years;

         (b) An amount equal to the Participant's full targeted annual incentive opportunity in effect under each existing annual incentive plan or program for the year in which the Change in Control occurs;

         (c) An amount equal to a payout of the Participant's long-term incentive opportunities at the full targeted award level in effect under each existing long-term incentive plan or program with respect to all performance periods which are not completed as of the Change in Control;

         (d) An amount equal to the present lump sum value (determined using a reasonable interest rate determined by the Committee or its designee) of the actuarial equivalent of the Participant's accrued benefit under the SCANA Corporation Retirement Plan and any supplemental retirement arrangement applicable to the Participant (other than the SCANA Corporation Key Employee Retention Plan) through the date of the Change in Control, calculated with three additional years of compensation at the participant's rate then in effect (in each case to the extent applicable to calculating the Participant's benefit):

          (i) as though the Participant had attained age 65 and completed 35 years of benefit service as of the date of the Change in Control; and (ii) without regard to any early retirement or other actuarial reductions otherwise provided in any such plan, which benefit shall be offset by the actuarial equivalent of the Participant's benefit provided by the SCANA Corporation Retirement Plan. For purposes of calculating the foregoing benefits, "actuarial equivalent" shall be determined using the same methods and assumptions in effect under the SCANA Corporation Retirement Plan Plan, or any applicable individual Participant agreement, immediately prior to the Change in Control.

     (e) An amount equal to the present lump sum value (determined based on the Participant's age as of the Change in Control and based on a reasonable interest rate assumption, determined by the Committee or its designee) of the actuarial equivalent of the Participant's accrued benefit through the Change in Control under the Company's Key Employee Retention Plan which amount shall be calculated as if the Participant's Compensation Base under such plan was equal to the amount determined after applying cost-of-living increases (as determined by the Committee or its designee) to the Participant's annual base salary from the date of the Change in Control until the earlier of the date the Participant would reach age 65 or the date the Participant would have otherwise completed 35 years of service with the Company had he remained continuously employed on and after the Change in Control. For purposes of calculating the foregoing benefits, "actuarial equivalent" shall be determined using the same methods and assumptions in effect under the SCANA Corporation Key Employee Retention Plan, immediately prior to the Change in Control;

         (f) An amount equal to the value of the amounts credited to each Participant's Deferred Compensation Account under the SCANA Corporation Voluntary Deferral Plan as of the date of such Change in Control plus accumulated Growth Increments, as defined in such Plan, attributable thereto, adjusted to reflect any change from the most recent Growth Increment calculation to the end of the month prior to the month such amounts are distributed to each Participant.

         (g) An amount equal to the value of the amounts credited to each Participant's SVDP Ledger under the SCANA Corporation Supplementary Voluntary Deferral Plan as of the date of such Change in Control plus interest on such amounts at the prime interest rate charged from time to time by the Wachovia Bank of South Carolina, N.A. to the end of the month prior to the month such amounts are distributed to each Participant.

         (h) A single sum amount equal to the total cost of coverage for medical coverage, long-term disability coverage, and LifePlus coverage, as determined in the discretion of the Committee, so as to provide substantially the same level of coverage and benefits enjoyed as if the Participant continued to be an employee of the Company for three (3) full years after the Change in Control; and

         (i) Notwithstanding the above, the amount payable to each Participant under this Plan shall be reduced (but not below zero) by all amounts received by such Participant, if any, under the SCANA Corporation Key Executive Severance Benefits Plan.

4.4 Termination for Total and Permanent Disability. Following a Change in Control of the Company, if a Participant's employment is terminated due to Total and Permanent Disability, the Participant shall receive his/her Base Salary, through the Effective Date of Termination, at which point in time the Participant's benefits shall be determined in accordance with the Company's retirement, insurance, and other applicable plans and programs then in effect.

4.5 Termination for Retirement or Death. Following a Change in Control of the Company, if a Participant's employment is terminated by reason of his/her Retirement or by reason of his/her death, the Participant's benefits shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable programs of the Company then in effect.

4.6 Termination for Cause or by Participant Other Than for Good Reason. Following a Change in Control of the Company, if a Participant's employment is terminated either (i) by the Company for Just Cause; or
         (ii) by the Participant other than for Good Reason, the Company shall pay the Participant his/her full Base Salary and accrued vacation through the Effective Date of Termination, at the rate then in effect, plus all other amounts to which the Participant is entitled under any compensation plan of the Company, at the time such payments are due, and the Company shall have no further obligations to the Participant under this Plan.

4.7 Notice of Termination. Any Qualifying Termination (or upon a Change in Control described in Section 2.1(e) shall be communicated by Notice of Termination from the party initiating the termination to the other party. For purposes of this Plan, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated, so as to entitle the Participant to benefits.

4.8 Participant's Obligations. Subject to the terms and conditions of this Plan, in the event of a Potential Change in Control of the Company, each Participant is required to remain with the Company until the earliest of (i) a date which is six (6) months after the occurrence of such Potential Change in Control of the Company; or (ii) a termination by a Participant of the Participant's employment by reason of Total and Permanent Disability or Retirement; or (iii) the occurrence of a Change in Control of the Company.

4.9 Termination for Just Cause. Nothing in this Plan shall be construed to prevent the Company from terminating a Participant's employment for Just Cause. In such case, no Severance Benefits shall be payable to the Participant under this Plan.

4.10     Form and Timing of SKESBP  Benefits.  The SKESBP Benefits  described in
         Section 4.3,  together with the payments  described in Section 4.11 and
         Section 4.12 shall be paid in cash to a qualifying Participant in a single lump sum as soon as practicable following the Effective Date of Termination, but in no event beyond thirty (30) days from such date.

4.11 Tax Indemnity or "Gross-Up Payment". Notwithstanding anything in this Plan to the contrary, the benefits described in Section 4.3 (referred to as each Participant's "SKESBP Benefit") shall be paid to each Participant (and his or her Beneficiary) in the form of a single lump sum cash payment, together with an amount (the "Gross-Up Payment") such that the net amount retained by each Participant after deduction of any excise tax imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) on such benefits (the "Excise Tax") and any Federal, state, and local income tax and Excise Tax upon the SKESBP Benefit and the Gross-Up Payment provided for by this Section 4.11 shall be equal to the value of the Participant's SKESBP Benefit.

4.12 Tax Computation. For purposes of determining the amount of the Gross-Up Payment referred to in Section 4.11, whether any of a Participant's SKESBP Benefit will be subject to the Excise Tax, and the amounts of such Excise Tax: (i) there shall be taken into account all other payments or benefits received or to be received by a Participant in connection with a Change in Control of the Corporation (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Corporation, any person whose actions result in a Change in Control of the Corporation or any person affiliated with the Corporation or such person); and (ii) the amount of any Gross-Up
         Payment payable with respect to any Participant (or his or her Beneficiary) by reason of such payment shall be determined in accordance with a customary "gross-up formula," as determined by the Committee it its sole discretion.

4.13 No Subsequent Recalculation of Plan Liability. The Gross-Up Payments described in Sections 4.11 and 4.12 are intended and hereby deemed to be a reasonably accurate calculation of each Participant's actual income tax and Excise Tax liability under the circumstances (or such tax liability of his or her Beneficiary), the payment of which is to be made by the Corporation or any "rabbi trust" established by the Corporation for such purposes. All such calculations of tax liability shall not be subject to subsequent recalculation or adjustment in either an underpayment or overpayment context with respect to the actual tax liability of the Participant (or his or her Beneficiary) ultimately determined as owed.

4.14 Benefits Under Other Plans. Any other amounts due the Participant or his or her Beneficiary under the terms of any other Company plans or programs are in addition to the payments under this Plan.

                       SECTION 5. BENEFICIARY DESIGNATION

5.1      Designation of Beneficiary.

         (a) A beneficiary who is a Beneficiary for purposes of the SCANA Corporation Key Employee Severance Benefit Plan shall be a Beneficiary automatically for purposes of this Plan.

         (b)      The  Secretary  of  SCANA   Corporation   (or  his  authorized
                  designee) shall, upon receipt of the Beneficiary designation:

                  (i) ascertain that the designation has been signed, and if it has not been, return it to the Participant for his signature;

                  (ii)      if  signed,   stamp  the   designation   "Received",
                            indicate the date of receipt, and initial the designation in the proximity of the stamp.

5.2      Death of Beneficiary.

         (a)      In the event  that all of the  Beneficiaries  named in Section
                  5.1 predecease the Participant, the amounts that otherwise would have been paid to said Beneficiaries shall, where the designation fails to redirect to alternate Beneficiaries in such circumstance, be paid to the Participant's estate as the alternate Beneficiary.

         (b) In the event that two or more Beneficiaries are named, and one or more but less than all of such Beneficiaries predecease the Participant, each surviving Beneficiary shall receive any dollar amount or proportion of funds designated or indicated for him per the designation of Section 5.1, and the dollar amount or designated or indicated share of each predeceased Beneficiary which the designation fails to redirect to an alternate Beneficiary in such circumstance shall be paid to the Participant's estate as an alternate Beneficiary.

5.3      Ineffective Designation.

         (a) In the event the Participant does not designate a Beneficiary, or if for any reason such designation is entirely ineffective, the amounts that otherwise would have been paid to the Beneficiary shall be paid to the Participant's estate as the alternate Beneficiary.

         (b) In the circumstance that designations are effective in part and ineffective in part, to the extent that a designation is effective, distribution shall be made so as to carry out as closely as discernable the intent of the Participant, with result that only to the extent that a designation is ineffective shall distribution instead be made to the Participant's estate as an alternate Beneficiary.

                          SECTION 6. GENERAL PROVISIONS

6.1 Contractual Obligation. It is intended that the Corporation is under a contractual obligation to make payments from a Participant's account when due. Payment of account balances shall be made out of the general funds of the Corporation as determined by the Board without any restriction of the assets of the Corporation relative to the payment of such contractual obligations; the Plan is, and shall operate as, an unfunded plan.

6.2 Unsecured Interest. No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Corporation. To the extent that any person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

6.3 "Rabbi" Trust. In connection with this Plan, the Board shall establish a grantor trust (known as the "SCANA Corporation Executive Benefit Plan Trust") for the purpose of accumulating funds to satisfy the obligations incurred by the Corporation under this Plan (and such other plans and arrangements as determined from time to time by the Corporation). At any time prior to a Change in Control, as that term is defined in such Trust, the Corporation may transfer assets to the Trust to satisfy all or part of the obligations incurred by the Corporation under this Plan, as determined in the sole discretion of the Committee, subject to the return of such assets to the Corporation at such time as determined in accordance with the terms of such Trust. Any assets of such Trust shall remain at all times subject to the claims of creditors of the Corporation in the event of the Corporation's insolvency; and no asset or other funding medium used to pay benefits accrued under the Plan shall result in the Plan being considered as other than "unfunded" under ERISA. Notwithstanding the establishment of the Trust, the right of any Participant to receive future payments under the Plan shall
         remain  an  unsecured   claim   against  the  general   assets  of  the
         Corporation.

6.4 Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Plan and shall entitle each Participant to compensation from the Company in the same amount and on the same terms as they would be entitled hereunder if terminated voluntarily for Good Reason, except for the purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Effective Date of Termination.

6.5      Employment/Participation Rights.

         (a) Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         (b) Nothing in the Plan shall be construed to be evidence of any agreement or understanding, express or implied, that the Company will continue to employ a Participant in any particular position or at any particular rate of remuneration.

         (c)      No   employee   shall  have  a  right  to  be  selected  as  a
                  Participant, or, having been so selected, to be selected again as a Participant.

         (d) Nothing in this Plan shall affect the right of a recipient to participate in and receive benefits under and in accordance with any pension, profit-sharing, deferred compensation or other benefit plan or program of the Corporation.

         (e) Participation in this Plan shall constitute the entire agreement between the Company and each Participant and shall supersede those provisions of any employment agreement with the Company affecting a Participant's rights to receive benefits as a result of his/her termination of employment within twenty-four (24) months following a Change in Control of the Company. In all other respects, any employment agreement shall continue in full force and effect.

6.6      Nonalienation of Benefits.

         (a) No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or change, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or change the same shall be void; nor shall any such disposition be compelled by operation of law.

         (b) No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to benefits under the Plan.

         (c) If any Participant or Beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or change any right or benefit hereunder, then such right or benefit shall, in the discretion of the Committee, cease, and the Committee shall direct in such event that the Corporation hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary in such manner and in such proportion as the Committee may deem proper.

6.7 Severability. If any particular provision of the Plan shall be found to be illegal or unenforceable for any reason, the illegality or lack of enforceability of such provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or unenforceable provision had not been included.

6.8 No Individual Liability. It is declared to be the express purpose and intention of the Plan that no liability whatsoever shall attach to or be incurred by the shareholders, officers, or directors of the
         Corporation or any representative appointed hereunder by the Corporation, under or by reason of any of the terms or conditions of the Plan.

6.9 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of South Carolina except to the extent governed by applicable federal law.

6.10 Legal Fees and Expenses. The Company shall pay all legal fees, costs of litigation, and other expenses incurred in good faith by each Participant as a result of the Company's refusal to provide the SKESBP Benefits to which the Participant becomes entitled under this Plan, or as a result of the Company's contesting the validity, enforceability, or interpretation of the Plan.

6.11 Arbitration. Each Participant shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with the Plan settled by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Participant within fifty (50) miles from the location of his or her job, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel for the Participant, shall be borne by the Company.

         SECTION 7.  PLAN ADMINISTRATION, AMENDMENT AND TERMINATION

7.1 In General. This Plan shall be administered by the Committee, which shall have the sole authority to construe and interpret the terms and provisions of the Plan and determine the amount, manner and time of payment of any benefits hereunder. The Committee shall maintain records, make the requisite calculations and disburse payments hereunder, and its interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned. The Committee may adopt such rules as it deems necessary, desirable or appropriate in administering this Plan and the Committee may act at a meeting, in a writing without a meeting, or by having actions otherwise taken by a member of the Committee pursuant to a delegation of duties from the Committee.

7.2 Claims Procedure. Any person dissatisfied with the Committee's determination of a claim for benefits hereunder must file a written request for reconsideration with the Committee. This request must include a written explanation setting forth the specific reasons for such reconsideration. The Committee shall review its determination promptly and render a written decision with respect to the claim, setting forth the specific reasons for such denial written in a manner calculated to be understood by the claimant. Such claimant shall be given a reasonable time within which to comment, in writing, to the Committee with respect to such explanation. The Committee shall review its determination promptly and render a written decision with respect to the claim. Such decision upon matters within the scope of the authority of the Committee shall be conclusive, binding, and final upon all claimants under this Plan.

7.3 Finality of Determination. The determination of the Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

7.4 Delegation of Authority. The Committee may, in its discretion, delegate its duties to an officer or other employee of the Company, or to a committee composed of officers or employees of the Company.

7.5 Expenses. The cost of payment from this Plan and the expenses of administering the Plan shall be borne by the Corporation.

7.6 Tax Withholding. The Corporation shall have the right to deduct from all payments made from the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

7.7 Incompetency. Any person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Company receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee under the South Carolina Code of Laws, or other person legally vested with the care of his estate has been appointed. In the event that the Company finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expense for the care of such person otherwise entitled to payment.

         In the event a guardian or conservator or statutory committee of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator or statutory committee provided that proper proof of appointment is furnished in a form and manner suitable to the Company. Any payment made under the provisions of this
         Section 7.7 shall be a complete discharge of liability therefor under the Plan.

7.8 Action by Corporation. Any action required or permitted to be taken hereunder by the Corporation or its Board shall be taken by the Board, or by any person or persons authorized by the Board.

7.9 Notice of Address. Any payment made to a Participant or to his Beneficiary at the last known post office address of the distributee on file with the Corporation, shall constitute a complete acquittance and discharge to the Corporation and any director or officer with respect thereto, unless the Corporation shall have received prior written notice of any change in the condition or status of the distributee. Neither the Corporation nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of the Participant or his Beneficiary.

7.10 Amendment and Termination. The Corporation expects the Plan to be permanent, but since future conditions affecting the Corporation cannot be anticipated or foreseen, the Corporation reserves the right to amend, modify, or terminate the Plan at any time by action of its Board at any time prior to a Change in Control, pursuant to a Board resolution adopted by a vote of two-thirds (2/3) of the Board members then serving on the Board. Upon any such amendment, and except as provided hereunder upon the occurrence of a Change in Control, each Participant and his Beneficiary(ies) shall only be entitled to such benefits as determined by the Board pursuant to such amendment. Upon any such termination, and except as provided hereunder upon the occurrence of a Change in Control, no Participant or Beneficiary(ies) shall be entitled to any further benefits hereunder, unless determined otherwise by the Board, in its sole discretion.

         Notwithstanding the foregoing, no amendment, modification or termination of the Plan may be made, and no Participants may be added to the Plan, upon or following a Change in Control without the express written consent of all of the Plan's Participants covered by the Plan at such time.

         Notwithstanding the above, however, in the event a Change in Control occurs during the term of the Plan, this Plan will remain in effect until all benefits have been paid to all Participants existing at the time of the Change in Control.

                              SECTION 8. EXECUTION


         IN WITNESS WHEREOF, the Company has caused this SCANA Corporation Supplementary Key Executive Severance Benefits Plan to be executed by its duly authorized officer this ______ day of __________________________, 199___, to be effective as of December 17, 1997.

                                     SCANA Corporation

                                     By:________________________________

                                     Title:_______________________________

ATTEST:


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Secretary